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                                                                     Exhibit 5.2
                                                                         5-14-93
                                                      DEPARTMENT OF THE TREASURY

INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD 21201-000

                                           Employer Identification Number:
Date:                                            25-1233834
                                           File Folder Number:
MELLON BANK CORPORATION                          521001369
C/O RUSSELL J BOEHNER ESQ                  Person to Contact:
REED SMITH SHAW & MCCLAY                         SYLVAN J OPPENHEIMER
435 SIXTH AVENUE - MELLON SQUARE           Contact Telephone Number:
PITTSBURGH, PA 15219-1886                        (410) 962-3645
                                           Plan Name:
                                            MELLON BANK CORPORATION RETIREMENT
                                             SAVINGS PLAN
                                            Plan Number: 001

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

    This determination is subject to your adoption of the proposed amendments submitted in your letter dated April 27, 1993. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

    This determination letter is applicable for the amendment(s) adopted on September 30, 1992.

    This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.
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                                      -2-

MELLON BANK CORPORATION



     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                      Sincerely yours,


                                      /s/ H.J. Hightower


                                      District Director


Enclosures:
Publication 794
PWBA 515
Addendum
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                                   -3-

MELLON BANK CORPORATION


In form, this plan also satisfies the requirements of Code section 401(a)(31).